FNF Reports Fourth Quarter and Full Year 2022 Financial Results

Jacksonville, Fla. – (February 22, 2023) - Fidelity National Financial, Inc. (NYSE:FNF) (“FNF” or the “Company”), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (“F&G”), today reported financial results for the fourth quarter and twelve months (full year) ended December 31, 2022.

On December 1, 2022, FNF completed the distribution, on a pro rata basis, of approximately 15% of the common stock of its subsidiary, F&G. FNF retains control of F&G through an approximate 85% equity ownership stake and continues to consolidate the assets, liabilities, and results of operations of F&G in FNF’s Consolidated Financial Statements. The portion of equity interest of F&G that FNF does not own, for the period of December 1 to December 31, 2022, is reflected as noncontrolling interest in FNF’s Consolidated Financial Statements.

Net earnings attributable to common shareholders for the fourth quarter of $68 million, or $0.25 per diluted share (per share), compared to $533 million, or $1.87 per share, for the fourth quarter of 2021. Full year net earnings attributable to common shareholders of $1.1 billion, or $4.10 per share, compared to $2.4 billion, or $8.44 per share, for the year ended December 31, 2021. Net earnings attributable to common shareholders include mark-to-market effects, non-recurring items and discontinued operations; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the fourth quarter of $287 million, or $1.06 per share, compared to $668 million, or $2.34 per share, for the fourth quarter of 2021. Full year adjusted net earnings of $1.5 billion, or $5.36 per share, compared to $2.5 billion, or $8.56 per share, for the year ended December 31, 2021. The Title segment contributed $180 million and $1.2 billion for the fourth quarter and full year 2022, respectively, compared to $563 million and $2.0 billion for the fourth quarter and full year 2021, respectively. The F&G Segment contributed $131 million and $338 million for the fourth quarter and full year 2022, respectively, compared to $142 million and $551 million for the fourth quarter and full year 2021, respectively. The Corporate Segment had adjusted net losses of $24 million and $83 million for the fourth quarter and full year 2022, respectively, compared to adjusted net losses of $37 million and $99 million for the fourth quarter and full year 2021, respectively. The decrease for both fourth quarter and full year results reflect Title’s considerable decline in volumes as compared to the prior year record level given the precipitous increase in mortgage rates, partially offset by higher average fee per file. In addition, F&G’s results reflect alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation.

Company Highlights

•Solid Title Revenue despite challenging environment, and as compared to record prior year: For the Title segment, total revenue of $1.9 billion and $9.1 billion for the quarter and full year, respectively. Total revenue, excluding recognized gains and losses, of $1.8 billion for the fourth quarter, a 42% decrease from fourth quarter 2021, and $9.5 billion for the full year, a 20% decrease from full year 2021
•Industry leading adjusted pre-tax Title margin of 16.7% for full year 2022, reflecting the third best since 2003
•Strong sales for F&G continue: Total gross sales of $2.7 billion for the fourth quarter, a 23% increase over fourth quarter 2021, and a record $11.3 billion for the full year, a nearly 18% increase over full year 2021
•F&G partial spinoff completed: F&G began trading on the New York Stock Exchange under the ticker symbol ‘FG’ on December 1, 2022, upon completion of the distribution of approximately 15% of its common stock to FNF shareholders; FNF retains control of F&G through an approximate 85% equity ownership stake

•Ample deployable capital supports shareholder value: FNF has repurchased 1 million shares for $38 million, at an average price of $37.87 per share, in the fourth quarter and paid common dividends at $0.45 per share for $124 million. For the full year, FNF has repurchased 13.4 million shares for a total $549 million, at an average price of $41.05 per share, and paid common dividends at $1.77 per share for a total $489 million reflecting 10% growth over full year 2021. FNF ended the fourth quarter with $939 million in cash and short-term liquid investments at the holding company. As announced last week, the board of directors has declared a quarterly cash dividend of $0.45 per share, payable March 31, 2023, to shareholders of record as of March 17, 2023.

William P. Foley, II, commented, “While the steep rise in interest rates pressured our results through the fourth quarter, we continued to take decisive steps to position FNF for the eventual turn in the housing cycle. Central to our strategy is a focus on managing our cost structure to the trend in open orders to maximize our profitability and cash flow which can be seen, once again, in our industry leading adjusted pre-tax Title margin of 12.3% for the fourth quarter. We also successfully listed F&G on the New York Stock Exchange on December 1st which we believe will unlock the growing value in the business as can be seen in F&G’s robust fourth quarter and record full year sales where they ended 2022 with nearly $44 billion in assets under management. F&G’s spread based income delivers a steady and growing source of earnings which is countercyclical to our Title business as F&G benefits from the rising rate environment. This provides a competitive advantage for our Company, and we remain committed to F&G’s long-term success.”

Mr. Foley concluded, “We also returned more than $1 billion to our shareholders in 2022 through our quarterly dividend and share repurchases. We ended the year with over $900 million of liquidity on our balance sheet which provides ample flexibility to take advantage of further opportunities as they arise while also providing security in an uncertain economic environment.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	2022	2021
Total revenue	$2,553	$4,797	$11,556	$15,643
F&G total gross sales[1]	$2,719	$2,195	$11,254	$9,592
F&G assets under management[1]	$43,568	$36,494	$43,568	$36,494
Total assets	$65,589	$60,690	$65,589	$60,690
Adjusted pre-tax title margin	12.3%	22.4%	16.7%	21.7%
Net earnings attributable to common shareholders[2]	$68	$533	$1,136	$2,422
Net earnings per share attributable to common shareholders[2]	$0.25	$1.87	$4.10	$8.44
Adjusted net earnings[1,2]	$287	$668	$1,485	$2,458
Adjusted net earnings per share[1,2]	$1.06	$2.34	$5.36	$8.56
Weighted average common diluted shares	271	285	277	287
Total common shares outstanding	272	284	272	284

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty products.

1 See definition of non-GAAP measures below
2 FNF’s consolidated earnings, per share metrics and related non-GAAP measures reflect 100% ownership of F&G Segment for 1/1/22 through 11/30/22 and approximately 85% ownership for 12/1/22 through 12/31/22

Mike Nolan, Chief Executive Officer, said, “The housing market has been adjusting to the rapid rise in mortgage interest rates, which has resulted in a sharp slowdown in the residential purchase and refinance markets from the record levels experienced throughout 2020 and 2021. While our open orders decelerated through the year, we continued to aggressively manage our expense structure much like we have done in previous cycles with a focus on reducing costs. This has contributed to our strong full year results where we delivered adjusted pre-tax earnings in our Title segment of $1.6 billion and an industry leading adjusted pre-tax Title margin of 16.7%. These strong results point to the disciplined management of our business in what has been a challenging environment combined with resiliency in the commercial market where a higher fee per file partially offset a moderation in volumes. Looking forward, we will continue to manage our business to the trend in open orders while evaluating opportunities to strategically expand our operations given the strength of our balance sheet which puts us in an advantageous position.”

Fourth Quarter 2022 Highlights

•Total revenue of $1.9 billion, compared with $3.1 billion in total revenue in the fourth quarter of 2021
•Total revenue, excluding recognized gains and losses, of $1.8 billion, a 42% decrease compared with the fourth quarter of 2021
◦Direct title premiums of $544 million, a 47% decrease from fourth quarter of 2021
◦Agency title premiums of $708 million, a 48% decrease from fourth quarter of 2021
◦Commercial revenue of $344 million, a 37% decrease from fourth quarter of 2021
•Purchase orders opened decreased 31% on a daily basis and purchase orders closed decreased 36% on a daily basis from the fourth quarter of 2021
•Refinance orders opened decreased 76% on a daily basis and refinance orders closed decreased 79% on a daily basis from fourth quarter of 2021
•Commercial orders opened decreased 30% and commercial orders closed decreased 34% from fourth quarter of 2021
•Total fee per file of $3,649 for the fourth quarter, a 21% increase over fourth quarter of 2021

Fourth Quarter 2022 Financial Results

•Pre-tax title margin of 12.7% and industry leading adjusted pre-tax title margin of 12.3% for the fourth quarter of 2022, compared to 18.5% and 22.4%, respectively, in the fourth quarter of 2021
•Pre-tax earnings from continuing operations in Title for the fourth quarter of $239 million, compared with $567 million for the fourth quarter of 2021
•Adjusted pre-tax earnings in Title for the fourth quarter of $227 million compared with $717 million for the fourth quarter of 2021. The decrease from the prior year quarter was primarily a result of the considerable decline in residential and commercial volumes due to higher mortgage rates, partially offset by higher average fee per file

Full year 2022 Financial Results

•Total revenue, excluding recognized gains and losses, of $9.5 billion for the full year, a 20% decrease from $11.9 billion for the full year 2021
•Industry leading pre-tax title margin of 12.0% and adjusted pre-tax title margin of 16.7% for the full year, compared to 18.6% and 21.7% for the full year 2021, respectively; reflects the Company’s noteworthy execution to manage the business based on market conditions in the current economic cycle
•Pre-tax earnings from continuing operations in Title for the full year of $1.1 billion compared to $2.1 billion for the full year 2021
•Adjusted pre-tax earnings in Title for the full year of $1.6 billion compared to $2.6 billion for the full year 2021. The decrease from the prior year was primarily a result of the considerable decline in refinance volume representing trough level activity and moderating residential purchase volume; due to higher mortgage rates, partially offset by higher average fee per file and healthy volume of commercial orders closed for the full year

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, President and Chief Executive Officer of F&G, commented, “We are proud to have reached a milestone in the quarter by becoming a publicly listed company and I would like to thank our team, our parent Fidelity National Financial, and our partners for all of their contributions to achieve F&G’s December 1st listing on the New York Stock Exchange. We believe that our public listing will provide recognition of F&G’s value creation as a standalone public company and, in turn, unlock the value of the 85% majority ownership in F&G held by our parent, FNF.”

Mr. Blunt continued, “Central to achieving the fair value of our company in the public markets is delivering strong results and I am very proud of our team’s performance this past year. For the fourth quarter, we delivered total gross sales of $2.7 billion, a 23 percent increase over the prior year quarter. On a full year basis, F&G reported record total gross sales of $11.3 billion, an 18 percent increase over full year 2021, boosting our ending assets under management to nearly $44 billion as of December 31. The continued growth has us well ahead of the goal of doubling assets under management to $50 billion over five years, as outlined at the time of our acquisition by FNF in 2020. We are on target to achieve that goal this year.”

Fourth Quarter 2022

•Total gross sales of $2.7 billion for the fourth quarter, an increase of 23% over the fourth quarter 2021; reflects record retail sales, partially offset by lower institutional sales which we expect to be lumpier and more opportunistic than in our retail channels
•Record Retail sales of $2.5 billion for the fourth quarter, a 79% increase over fourth quarter of 2021; reflects execution of diversified growth strategy
•Institutional sales of $0.2 billion of pension risk transfer transactions, compared to $0.8 billion of pension risk transfer transactions in the fourth quarter 2021. There were no funding agreement issuances in the current quarter, compared with $35 million for the fourth quarter 2021
•Net retained sales of $1.9 billion for the fourth quarter, a decrease of 7% from the fourth quarter 2021, reflecting increase from 50% to 75% of multiyear guaranteed annuity sales to Aspida Re effective September 1, 2022
•Average assets under management (AAUM) of $42.6 billion for the fourth quarter, an increase of 19% from $35.7 billion in the fourth quarter 2021 driven by net new business flows. Ending assets under management (AUM) were $43.6 billion as of December 31, 2022
•Net loss attributable to common shareholders for F&G Segment of $100 million for the fourth quarter due to unfavorable mark-to-market and related economic assumption review updates, compared to net earnings attributable to common shareholders for F&G Segment of $121 million for the fourth quarter of 2021
•Adjusted net earnings for F&G Segment of $131 million for the fourth quarter, compared to $142 million for the fourth quarter of 2021; F&G’s adjusted net earnings reflect alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation.

Full Year 2022

•Record total gross sales of $11.3 billion for the full year, an increase of nearly 18% over the full year 2021, reflecting execution of the Company’s diversified growth strategy with a disciplined approach to pricing
•Record Retail sales of $8.5 billion for the full year, an increase of 37% over the full year 2021, driven by ongoing growth in independent agent distribution and continued expansion in bank and broker dealer channels
•Institutional sales of $2.8 billion for the full year, including funding agreement issuances of $1.4 billion and pension risk transfer transactions of $1.4 billion, compared to funding agreement issuances of $2.3 billion and pension risk transfer transactions of $1.2 billion in full year 2021
•Net retained sales of $9.0 billion for the full year, an increase of 3% over the full year 2021, reflecting third party flow reinsurance

•Average assets under management (AAUM) of $40.1 billion for the full year, an increase of 25% over $31.9 billion in the prior year driven by net new business flows. Ending assets under management (AUM) of $43.6 billion at December 31, 2022
•Net earnings for F&G Segment for the full year of $481 million, compared to $865 million for the full year 2021
•Adjusted net earnings for F&G Segment for the full year of $338 million, compared to $551 million for the full year 2021; F&G’s adjusted net earnings reflect alternatives investment portfolio short-term mark-to-market movement that differs from long-term return expectation.

Conference Call
We will host a call with investors and analysts to discuss FNF’s fourth quarter and full year 2022 results on Thursday, February 23, 2023, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on February 23, 2023, through March 2, 2023, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13735001.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission (SEC).
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION2
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2022
Direct title premiums	$544	$544	$—	$—
Agency title premiums	708	708	—	—
Escrow, title related and other fees	880	508	331	41
Total title and escrow	2,132	1,760	331	41

Interest and investment income	539	89	439	11
Recognized gains and losses, net	(118)	29	(147)	—
Total revenue	2,553	1,878	623	52

Personnel costs	734	665	47	22
Agent commissions	543	543	—	—
Other operating expenses	392	337	25	30
Benefits & other policy reserve changes	743	—	743	—
Depreciation and amortization	22	37	(22)	7
Provision for title claim losses	57	57	—	—
Interest expense	26	—	6	20
Total expenses	2,517	1,639	799	79

Pre-tax earnings (loss) from continuing operations	$36	$239	$(176)	$(27)

Income tax expense (benefit)	(36)	37	(76)	3
Earnings (loss) from equity investments	(1)	(1)	—	—
Earnings (loss) from discontinued operations, net of tax	—	—	—	—
Non-controlling interests	3	3	—	—

Net earnings (loss) attributable to common shareholders	$68	$198	$(100)	$(30)

EPS from continuing operations attributable to common shareholders - basic	$0.25
EPS from discontinued operations attributable to common shareholders - basic	—
EPS attributable to common shareholders - basic	$0.25

EPS from continuing operations attributable to common shareholders - diluted	$0.25
EPS from discontinued operations attributable to common shareholders - diluted	—
EPS attributable to common shareholders - diluted	$0.25

Weighted average shares - basic	270
Weighted average shares - diluted	271

2 FNF’s consolidated earnings, per share metrics and related non-GAAP measures reflect 100% ownership of F&G Segment for 1/1/22 through 11/30/22 and approximately 85% ownership for 12/1/22 through 12/31/22

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION2
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2022
Net earnings (loss) attributable to common shareholders	$68	$198	$(100)	$(30)

Earnings from discontinued operations, net of tax	—	—	—	—

Net earnings (loss) from continuing operations attributable to common shareholders	$68	$198	$(100)	$(30)

Pre-tax earnings (loss) from continuing operations	$36	$239	$(176)	$(27)

Non-GAAP Adjustments
Recognized (gains) and losses, net	107	(29)	136	—
Indexed product related derivatives	212	—	212	—
Purchase price amortization	25	17	5	3
Transaction costs	8	—	2	6
Amortization of actuarial intangibles	(81)	—	(81)	—

Adjusted pre-tax earnings (loss)	$307	$227	$98	$(18)

Total non-GAAP, pre-tax adjustments	$271	$(12)	$274	$9
Income taxes on non-GAAP adjustments	(35)	3	(36)	(2)
Non-controlling interest on non-GAAP adjustments	(7)	—	(7)	—
Deferred tax asset valuation allowance	(10)	(9)	—	(1)
Total non-GAAP adjustments	$219	$(18)	$231	$6

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$287	$180	$131	$(24)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$1.06

2 FNF’s consolidated earnings, per share metrics and related non-GAAP measures reflect 100% ownership of F&G Segment for 1/1/22 through 11/30/22 and approximately 85% ownership for 12/1/22 through 12/31/22

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2021
Direct title premiums	$1,025	$1,025	$—	$—
Agency title premiums	1,350	1,350	—	—
Escrow, title related and other fees	1,672	795	838	39
Total title and escrow	4,047	3,170	838	39

Interest and investment income	537	26	511	—
Recognized gains and losses, net	213	(135)	345	3
Total revenue	4,797	3,061	1,694	42

Personnel costs	932	874	36	22
Agent commissions	1,034	1,034	—	—
Other operating expenses	497	444	29	24
Benefits & other policy reserve changes	1,404	—	1,404	—
Depreciation and amortization	105	35	65	5
Provision for title claim losses	107	107	—	—
Interest expense	31	—	8	23
Total expenses	4,110	2,494	1,542	74

Pre-tax earnings (loss)	$687	$567	$152	$(32)

Income tax expense (benefit)	158	122	31	5
Earnings from equity investments	10	10	—	—
Earnings (loss) from discontinued operations, net of tax	—	—	—	—
Non-controlling interests	6	6	—	—

Net earnings (loss) attributable to common shareholders	$533	$449	$121	$(37)

EPS from continuing operations attributable to common shareholders - basic	$1.89
EPS from discontinued operations attributable to common shareholders - basic	$—
EPS attributable to common shareholders - basic	$1.89

EPS from continuing operations attributable to common shareholders - diluted	$1.87
EPS from discontinued operations attributable to common shareholders - diluted	$—
EPS attributable to common shareholders - diluted	$1.87

Weighted average shares - basic	282
Weighted average shares - diluted	285

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2021
Net earnings (loss) attributable to common shareholders	$533	$449	$121	$(37)

Earnings (loss) from discontinued operations, net of tax	$—	$—	$—	$—

Net earnings (loss) from continuing operations, attributable to common shareholders	$533	$449	$121	$(37)

Pre-tax earnings (loss) from continuing operations	687	567	152	(32)

Non-GAAP Adjustments
Recognized (gains) and losses, net	118	135	(14)	(3)
Indexed product related derivatives	21	—	21	—
Purchase price amortization	25	15	6	4
Amortization of actuarial intangibles	13	—	13	—

Adjusted pre-tax earnings (loss)	$864	$717	$178	$(31)

Total non-GAAP, pre-tax adjustments	$177	$150	$26	$1
Income taxes on non-GAAP adjustments	(42)	(36)	(5)	(1)
Total non-GAAP adjustments	$135	$114	$21	$—

Adjusted net earnings attributable to common shareholders	$668	$563	$142	$(37)

Adjusted EPS attributable to common shareholders - diluted	$2.34

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION2
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Twelve Months Ended
December 31, 2022
Direct title premiums	$2,858	$2,858	$—	$—
Agency title premiums	3,976	3,976	—	—
Escrow, title related and other fees	4,324	2,502	1,695	127
Total title and escrow	11,158	9,336	1,695	127

Interest and investment income	1,891	213	1,655	23
Recognized gains and losses, net	(1,493)	(443)	(1,010)	(40)
Total revenue	11,556	9,106	2,340	110

Personnel costs	3,192	2,987	157	48
Agent commissions	3,064	3,064	—	—
Other operating expenses	1,721	1,515	102	104
Benefits & other policy reserve changes	1,125	—	1,125	—
Depreciation and amortization	496	142	329	25
Provision for title claim losses	308	308	—	—
Interest expense	115	—	29	86
Total expenses	10,021	8,016	1,742	263

Pre-tax earnings (loss) from continuing operations	$1,535	$1,090	$598	$(153)

Income tax expense (benefit)	398	298	117	(17)
Earnings (loss) from equity investments	15	15	—	—
Earnings from discontinued operations, net of tax	—	—	—	—
Non-controlling interests	16	17	—	(1)

Net earnings (loss) attributable to common shareholders	$1,136	$790	$481	$(135)

EPS from continuing operations attributable to common shareholders - basic	$4.13
EPS from discontinued operations attributable to common shareholders - basic	—
EPS attributable to common shareholders - basic	$4.13

EPS from continuing operations attributable to common shareholders - diluted	$4.10
EPS from discontinued operations attributable to common shareholders - diluted	—
EPS attributable to common shareholders - diluted	$4.10

Weighted average shares - basic	275
Weighted average shares - diluted	277

2 FNF’s consolidated earnings, per share metrics and related non-GAAP measures reflect 100% ownership of F&G Segment for 1/1/22 through 11/30/22 and approximately 85% ownership for 12/1/22 through 12/31/22.

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION2
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Twelve Months Ended
December 31, 2022
Net earnings (loss) attributable to common shareholders	$1,136	$790	$481	$(135)

Earnings from discontinued operations, net of tax	—	—	—	—

Net earnings (loss) from continuing operations attributable to common shareholders	$1,136	$790	$481	$(135)

Pre-tax earnings (loss) from continuing operations	$1,535	$1,090	$598	$(153)

Non-GAAP Adjustments
Recognized (gains) and losses, net	600	443	117	40
Indexed product related derivatives	(354)	—	(354)	—
Purchase price amortization	95	60	21	14
Transaction costs	12	—	10	2
Amortization of actuarial intangibles	6	—	6	—

Adjusted pre-tax earnings (loss)	$1,894	$1,593	$398	$(97)

Total non-GAAP, pre-tax adjustments	$359	$503	$(200)	$56
Income taxes on non-GAAP adjustments	(70)	(121)	64	(13)
Deferred tax asset valuation allowance	68	58	—	10
Non-controlling interest on non-GAAP adjustments	(8)	—	(7)	(1)
Total non-GAAP adjustments	$349	$440	$(143)	$52

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$1,485	$1,230	$338	$(83)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$5.36

2 FNF’s consolidated earnings, per share metrics and related non-GAAP measures reflect 100% ownership of F&G Segment for 1/1/22 through 11/30/22 and approximately 85% ownership for 12/1/22 through 12/31/22.

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

			F&G
Twelve Months Ended	Consolidated	Title		Corporate and Other
December 31, 2021
Direct title premiums	$3,571	$3,571	$—	$—
Agency title premiums	4,982	4,982	—	—
Escrow, title related and other fees	4,795	3,228	1,395	172
Total title and escrow	13,348	11,781	1,395	172

Interest and investment income	1,961	109	1,852	—
Recognized gains and losses, net	334	(393)	715	12
Total revenue	15,643	11,497	3,962	184

Personnel costs	3,528	3,292	129	107
Agent commissions	3,821	3,821	—	—
Other operating expenses	1,929	1,725	105	99
Benefits & other policy reserve changes	2,138	—	2,138	—
Depreciation and amortization	645	138	484	23
Provision for title claim losses	385	385	—	—
Interest expense	114	—	29	85
Total expenses	12,560	9,361	2,885	314

Pre-tax earnings (loss) from continuing operations	$3,083	$2,136	$1,077	$(130)

Income tax expense (benefit)	713	511	220	(18)
Earnings from equity investments	64	58	—	6
Earnings (loss) from discontinued operations, net of tax	8	—	8	—
Non-controlling interests	20	19	—	1

Net earnings (loss) attributable to common shareholders	$2,422	$1,664	$865	$(107)

EPS from continuing operations attributable to common shareholders - basic	$8.47
EPS from discontinued operations attributable to common shareholders - basic	$0.03
EPS attributable to common shareholders - basic	$8.50
EPS from continuing operations attributable to common shareholders - diluted	$8.41
EPS from discontinued operations attributable to common shareholders - diluted	$0.03
EPS attributable to common shareholders - diluted	$8.44

Weighted average shares - basic	285
Weighted average shares - diluted	287

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Twelve Months Ended
December 31, 2021
Net earnings (loss) attributable to common shareholders	$2,422	$1,664	$865	$(107)

Earnings from discontinued operations, net of tax	8	—	8	—

Net earnings (loss) from continuing operations attributable to common shareholders	$2,414	$1,664	$857	$(107)

Pre-tax earnings (loss) from continuing operations	3,083	2,136	1,077	(130)

Non-GAAP Adjustments
Recognized (gains) and losses, net	272	393	(109)	(12)
Indexed product related derivatives	(146)	—	(146)	—
Purchase price amortization	99	57	26	16
Transaction costs	13	—	5	8
Amortization of actuarial intangibles	123	—	123	—
Other non-recurring items	(284)	—	(284)	—

Adjusted pre-tax earnings (loss)	$3,160	$2,586	$692	$(118)

Total non-GAAP, pre-tax adjustments	$77	$450	$(385)	$12
Income taxes on non-GAAP adjustments	(32)	(108)	79	(3)
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Total non-GAAP adjustments	$44	$342	$(306)	$8

Adjusted net earnings (loss) attributable to common shareholders	$2,458	$2,006	$551	$(99)

Adjusted EPS attributable to common shareholders - diluted	$8.56

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	December 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$47,656	$47,135
Goodwill	4,642	4,539
Title plant	416	400
Total assets	65,589	60,690
Notes payable	3,238	3,096
Reserve for title claim losses	1,810	1,883
Secured trust deposits	862	934
Accumulated other comprehensive (loss) earnings	(2,862)	779
Non-controlling interests	360	43
Total equity and non-controlling interests	5,979	9,457
Total equity attributable to common shareholders	5,619	9,414

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Pre-tax earnings	$239	$567	$1,090	$2,136
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	(29)	135	443	393
Purchase price amortization	17	15	60	57
Total non-GAAP adjustments	(12)	150	503	450
Adjusted pre-tax earnings	$227	$717	$1,593	$2,586
Adjusted pre-tax margin	12.3%	22.4%	16.7%	21.7%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Quarterly Opened Orders ('000's except % data)
Total opened orders*	266	363	443	522	536	688	695	770
Total opened orders per day*	4.3	5.7	6.9	8.6	8.5	10.8	10.9	12.6
Purchase % of opened orders	76%	76%	75%	62%	53%	50%	53%	42%
Refinance % of opened orders	24%	24%	25%	38%	47%	50%	47%	58%
Total closed orders*	216	278	348	380	477	527	568	597
Total closed orders per day*	3.5	4.3	5.4	6.2	7.6	8.2	8.9	9.8
Purchase % of closed orders	76%	76%	71%	55%	51%	50%	47%	34%
Refinance % of closed orders	24%	24%	29%	45%	49%	50%	53%	66%

Commercial (millions, except orders in '000's)
Total commercial revenue	$344	$381	$436	$374	$546	$366	$347	$257
Total commercial opened orders	44.9	54.8	64.2	66.1	64.5	66.8	69.4	62.2
Total commercial closed orders	30.5	35.2	39.7	37.4	46.1	40.1	42.3	34.8

National commercial revenue	$173	$191	$220	$196	$313	$183	$176	$127
National commercial opened orders	17.8	22.1	26.7	27.5	26.0	27.7	27.4	23.4
National commercial closed orders	11.9	14.0	15.3	14.6	18.1	14.8	14.9	11.2

Total Fee Per File
Fee per file	$3,649	$3,621	$3,557	$2,891	$3,023	$2,581	$2,444	$1,944
Residential fee per file	$2,542	$2,697	$2,695	$2,188	$2,158	$2,097	$2,030	$1,644
Total commercial fee per file	$11,300	$10,800	$11,000	$10,000	$11,800	$9,100	$8,200	$7,400
National commercial fee per file	$14,600	$13,600	$14,400	$13,400	$17,300	$12,400	$11,800	$11,300

Total Staffing
Total field operations employees	10,700	12,000	12,700	13,400	13,600	13,700	13,500	13,200

Actual title claims paid ($ millions)	$79	$65	$55	$54	$62	$55	$56	$46

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2022	102,000	76%	78,000	75%
November 2022	87,000	77%	68,000	77%
December 2022	77,000	75%	70,000	78%

Fourth Quarter 2022	266,000	76%	216,000	76%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2021	196,000	53%	165,000	50%
November 2021	182,000	53%	153,000	50%
December 2021	158,000	51%	159,000	54%

Fourth Quarter 2021	536,000	53%	477,000	51%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings attributable to common shareholders to adjusted net earnings attributable to common shareholders.

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net earnings (loss) attributable to common shareholders	$(100)	$121	$481	$865
Less: Earnings (loss) from discontinued operations, net of tax	—	—	—	8
Net earnings (loss) from continuing operations attributable to common shareholders	$(100)	$121	$481	$857
Non-GAAP adjustments(1):
Recognized (gains) and losses, net	136	(14)	117	(109)
Indexed product related derivatives	212	21	(354)	(146)
Purchase price amortization	5	6	21	26
Transaction costs	2	—	10	5
Amortization of actuarial intangibles	(81)	13	6	123
Other non-recurring items	—	—	—	(284)
Income taxes on non-GAAP adjustments	(36)	(5)	64	79
Non-controlling interest on non-GAAP adjustments	(7)	—	(7)	—
Adjusted net earnings attributable to common shareholders(1)(2)	$131	$142	$338	$551

The table below provides a summary of sales highlights.

	Three Months Ended		Twelve Months Ended
(In millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total annuity sales(1)	$2,441	$1,356	$8,294	$6,048
Indexed universal life sales(1)	35	28	127	87
Funding agreements (FABN/FHLB)	—	35	1,443	2,310
Pension risk transfer	243	776	1,390	1,147
Gross sales(1)	$2,719	$2,195	$11,254	$9,592
Sales attributable to flow reinsurance to third parties	(808)	(151)	(2,248)	(869)
Net Sales	$1,911	$2,044	$9,006	$8,723

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.FNF’s consolidated earnings, per share metrics and related non-GAAP measures reflect 100% ownership of F&G Segment for 1/1/22 through 11/30/22 and approximately 85% ownership for 12/1/22 through 12/31/22.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings Attributable to Common Shareholders (Adjusted Net Earnings)

Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative;
ii.Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities;
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Amortization of actuarial intangibles and SOP 03-1 reserve offset: The intangibles amortization and SOP 03-1 change offsets related to the above mentioned adjustments;
viii.Income taxes: the income tax impact related to the above mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction; and
ix.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of F&G that FNF does not own

While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM uses the following components:

i.total invested assets at amortized cost, excluding derivatives, net of reinsurance qualifying for risk transfer in accordance with GAAP;
ii.related party loans and investments;
iii.accrued investment income;
iv.the net payable/receivable for the purchase/sale of investments, and
v.cash and cash equivalents excluding derivative collateral at the end the period.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Average Assets Under Management (AAUM) (Quarterly and YTD)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.